Exhibit 99.8(f)

Amendment No. 10 to Participation Agreement

Franklin Templeton Variable Insurance Products Trust

Franklin/Templeton Distributors, Inc.

Symetra Life Insurance Company

Symetra Securities, Inc.

Franklin Templeton Variable Insurance Products Trust (the “Trust”), Franklin/Templeton Distributors, Inc. (the “Underwriter,” and together with the Trust, “we” or “us”), Symetra Life Insurance Company (the “Company” or “you”), and Symetra Securities, Inc., your distributor, on your behalf and on behalf of certain Accounts, have previously entered into a Participation Agreement dated May 1, 2000, and subsequently amended May 1, 2000, May 1, 2002, May 3, 2004, November 24, 2004, April 29, 2005, June 5, 2007, August 1, 2007, August 1, 2009 and December 17, 2010 respectively (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”). Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

A M E N D M E N T

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Schedules B, C and D of the Agreement are deleted and replaced in their entirety with the Schedules B, C and D attached hereto, respectively.

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment as of December 15, 2011.

The Trust: Only on behalf of each Portfolio listed on Schedule C of the Agreement.	FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
By:
Name:
Title:

The Underwriter:	FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

By:
Name:
Title:

The Company:	SYMETRA LIFE INSURANCE COMPANY

By:
Name:
Title:

The Distributor:	SYMETRA SECURITIES, INC.

By:
Name:
Title:

Schedule B

Accounts of the Company

Name of Account	SEC Registration Yes/No

Symetra Separate Account C	Yes
Symetra Separate Account SL	Yes
Symetra Resource Variable Account B	Yes
Symetra Separate Account D	No
Symetra Separate Account VL	No

Schedule C

Available Portfolios and Classes of Shares of the Trust

Classes 1 and 2 Shares:

1.	Franklin Income Securities Fund

2.	Franklin Small Cap Value Securities Fund

3.	Franklin Small-Mid Cap Growth Securities Fund

4.	Franklin U.S. Government Fund

5.	Mutual Shares Securities Fund

6.	Templeton Developing Markets Securities Fund

7.	Templeton Global Income Securities Fund

8.	Templeton Growth Securities Fund

9.	Franklin Zero Coupon Fund – maturing in December 2010

10.	Franklin Templeton VIP Founding Funds Allocation Fund

11.	Franklin Mutual Global Discovery Securities Fund

12.	Franklin Rising Dividends Fund

13.	Franklin Strategic Income Securities Fund

14.	Templeton Foreign Securities Fund

15.	Templeton Global Bond Securities Fund

Class 2 Shares:

16.	Franklin Flex Cap Growth Securities Fund

In addition to portfolios and classes of shares listed above, any additional Portfolios and classes of shares other than Class 3 shares are included in this Schedule C listing provided that:

(1)	the General Counsel of Franklin Templeton Investments receives from a person authorized by you a written notice in the form attached (which may be electronic mail or sent by electronic mail) (“Notice”) identifying this Agreement as provided in the Notice and specifying: (i) the names and classes of shares of additional Portfolios that you propose to offer as investment options of the Separate Accounts under the Contracts; and (ii) the date that you propose to begin offering Separate Account interests investing in the additional Portfolios under the Contracts; and

(2)	we do not within ten (10) Business Days following receipt of the Notice send you a writing (which may be electronic mail) objecting to your offering such Separate Accounts investing in the additional Portfolios and classes of shares under the Contracts.

Provided that we do not object as provided above, your Notice shall amend, supplement and become a part of this Schedule C and the Agreement.

FORM OF NOTICE PURSUANT TO SCHEDULE C OF PARTICIPATION AGREEMENT

To:	General Counsel c/o
Linda Lai (Llai@frk.com;) or Kevin Kirchoff (kkircho@frk.com)
Fax: 650 525-7059
Franklin Templeton Investments
1 Franklin Parkway,
Bldg. 920, 2nd Floor
San Mateo, CA 94402

With respect to the following agreement(s) (collectively, the “Agreement”)

(please reproduce and complete table for multiple agreements):

Date of Participation Agreement:

Insurance Company(ies):

Insurance Company Distributor(s):

As provided by Schedule C of the Agreement, this Notice proposes to Franklin Templeton Variable Insurance Products Trust, and Franklin/Templeton Distributors, Inc. the addition as of the offering date(s) listed below of the following Portfolios as additional investment options listed on Schedule C:

Names and Classes of Shares of Additional Portfolios	Offering Date(s)
Listing of current classes for your reference:
Class 1 (no 12b-1 fee);
Class 2 (12b-1 fee of 25 bps); or
Class 4 (12b-1 fee of 35 bps).

Name and title of authorized person of insurance company:

To:	Counsel c/o Jacquie Veneziani (Jacquie.veneziani@symetra.com); with copy to
Kathryn Jurus (Kathryn.jurus@symetra.com)
Fax: 425-256-6080
Symetra Life Insurance Company & Symetra Securities, Inc.
777 108th Ave NE, Suite 1200
Bellevue, WA 98004

Schedule D

Contracts of the Company

All variable life, variable annuity and variable COLI contracts issued by separate accounts listed on Schedule B of this Agreement.